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                                                                  EXHIBIT (99.1)

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

                          PURSUANT TO 18 U.S.C. subsection.1350

     Solely for the purpose of complying with 18 U.S.C. subsection.1350, I, the undersigned Chief Executive Officer of Badger Meter, Inc., (the "Company), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                           BADGER METER, INC.


Dated:  March 20, 2003                  By /S/ Richard A. Meeusen
                                           -------------------------------------
                                           Richard A. Meeusen
                                           President and Chief Executive Officer



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